UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : March 1, 2006

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 20, 2006, the Company appointed Arthur R. Buckland to serve as its President and Chief Operating Officer and as a member of the Board of Directors. On March 1, 2006, the Company and Mr. Buckland entered into an Employment, Nondisclosure and Non-Compete Agreement (the “Employment Agreement”). The Employment Agreement terminates the consulting agreement between the Company and Mr. Buckland and is effective as of January 20, 2006.

Under the terms of the Employment Agreement:

•	Mr. Buckland will receive an annual base salary to be paid at a rate of $480,000;

•	Mr. Buckland will be a participant in the Company’s Annual Incentive Plan (a copy of which is attached to the Employment Agreement as Exhibit A), pursuant to which he will be eligible to receive an annual bonus with a target bonus opportunity of 50% of base salary. $120,000 of this bonus is guaranteed for the first full 12 calendar months of employment, measured from and including February 1, 2006. Bonuses under the Company’s Annual Incentive Plan are determined based on both overall corporate performance and individual performance parameters set by the Compensation Committee at the beginning of each year;

•	Mr. Buckland was granted an option to purchase 50,000 shares of common stock of the Company on January 20, 2006, which shares will vest in three equal annual installments over three years; and

•	Mr. Buckland will be provided with an auto allowance in accordance with the Company’s auto plan, which currently provides for a payment of $1,000 per month.

The Employment Agreement provides that if the Company terminates Mr. Buckland’s employment for any “Other Reason” (as defined in the Employment Agreement) or Mr. Buckland terminates his employment for “Good Reason” (as defined in the Employment Agreement), the Company will pay Mr. Buckland an amount equal to his annual base salary, auto allowance and bonus earned for the twelve-month period ending on the date of termination of employment, payable over the twelve months following termination.

Following termination of his employment, irrespective of time, manner or cause of such termination, Mr. Buckland is subject to non-compete restrictions. Mr. Buckland will serve as President and Chief Operating Officer on an “at will” basis.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information provided in response to Item 1.01 above is incorporated herein by reference in to Item 1.02.

Item 9.01 Exhibits

Exhibit 10.1	Employment, Nondisclosure and Non-Compete Agreement between the Company and Arthur R. Buckland, dated as of March 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: March 3, 2006	By:	/s/ David J. DeNeve
	Name:	David J. DeNeve
	Title:	Senior Vice President and Chief Financial Officer